CONFORMED COPY




                                 $200,000,000
                           AMERICAN STORES COMPANY
                      7.40% Debentures due May 15, 2005
                            Underwriting Agreement


                                                                  May 11, 1995


  J.P. Morgan Securities Inc.
  Morgan Stanley & Co. Incorporated
  Lehman Brothers Inc.
  c/o J.P. Morgan Securities Inc.
      60 Wall Street
      New York, New York 10260


  Dear Sirs:

         American Stores Company, a Delaware corporation
  (the "Company"), proposes to issue and sell to the underwriters listed in Schedule I hereto (the "Underwriters"), $200,000,000 principal amount of its 7.40% Debentures due May 15, 2005 (the "Securities"). The Securities will be issued pursuant to the provisions of an Indenture dated as of May 1, 1995 between the Company and The First National Bank of Chicago, as Trustee (the "Trustee").

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Securities. The registration statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such posteffective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement", and the prospectus (including the prospectus supplement specifically relating to the Securities) in the form first used to confirm sales of Securities is referred to in this Agreement as the "Prospectus". Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

         The Company hereby agrees with the Underwriters as follows:

         1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule I hereto at a price (the "Purchase Price") equal to 98.892% of their principal amount, plus accrued interest, if any, from May 18, 1995 to the date of payment and delivery.

         2. The Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Underwriters is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         3. Payment for the Securities shall be made to the Company or to its order by wire transfer of immediately available funds. The closing shall occur at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time on May 18, 1995, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriters and the Company may agree upon in writing. The time and date of such payment for the Securities are referred to herein as the Closing Date. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Securities shall be made against delivery to the Underwriters of the Securities registered in such names and in such denominations as the Underwriters shall request in writing not later than two full Business Days prior to the Closing Date with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The certificates for the Securities will be made available for inspection and packaging by the Underwriters at the office of J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

         4. The Company represents and warrants to each Underwriter that:

         (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in a letter from the Underwriters expressly for use therein;

         (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and, except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Securities Act and after substituting therefor any modifying or superseding statements, the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) conform, or will conform, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder
    (collectively, the "Trust Indenture Act") and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in a letter from the Underwriters expressly for use therein;

         (c) except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Securities Act and after substituting therefor any modifying or superseding statements, the documents incorporated by reference in the Prospectus, when they were filed with the Commission, as amended at or prior to the date the Registration Statement became effective, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (d) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein as of the dates indicated;

         (e)  since the respective dates as of which
    information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, business prospects, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

         (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (g)  each Significant Subsidiary (as defined in
    Regulation S-X promulgated by the Commission) of the Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority
    (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each Significant
    Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

         (h) this Agreement has been duly authorized, executed and delivered by the Company;

         (i) the Securities have been duly authorized, and when validly authenticated and when issued and delivered in accordance with the Indenture and sold to the Underwriters pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and binding instrument; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

         (j)  neither the Company nor any Significant
    Subsidiary is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole; the issue and sale of the Securities and the performance by the Company of all of the provisions of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, nor will any such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company or any material violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any Significant
    Subsidiary or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under the applicable securities or Blue Sky
    Laws of the various states and other jurisdictions in connection with the issue, sale and distribution of the Securities;

         (k) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Significant Subsidiary is or may be a party or to which any property of the Company or any Significant
    Subsidiary is or may be the subject that are required to be described in the Registration Statement or the Prospectus that are not so described; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

         (l) the Company has complied with and will comply with all provisions of Section 517.075, Florida
    Statutes (Chapter 92-198, Laws of Florida).

         5. The Company covenants and agrees with the several Underwriters as follows:

         (a)  to use its best efforts to cause any
    post-effective amendment to the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule
    424(b) under the Securities Act;

         (b) to deliver, at the expense of the Company, to the Underwriters, three signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Underwriters may reasonably request;

         (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Underwriters a copy of the proposed amendment or supplement for review a reasonable time prior to filing and to discuss such proposed amendment or supplement in good faith with the Underwriters if requested;

         (d) to advise the Underwriters promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

         (f) to take such actions as the Underwriters may reasonably request to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be obligated to subject itself to any material additional tax liabilities, to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or required to file a general consent to service of process in any jurisdiction;

         (g) to make generally available to its security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

         (h) so long as the Securities are outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements publicly filed with the Commission;

         (i)  during the period beginning on the date
    hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities without the prior written consent of the Underwriters; and

         (j) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees and disbursements of counsel for the Underwriters in connection therewith, not to exceed $15,000), (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky
    Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping to the Underwriters, as herein provided and (v) payable to rating agencies in connection with the rating of the Securities.

         6. The several obligations of the Underwriters hereunder to purchase the Securities are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;

         (b) the representations and warranties of the Company contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements on its part to be performed hereunder at or prior to the Closing Date;

         (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or other negative review in the rating accorded any senior unsecured securities of the Company by any of Standard & Poor's Corporation, Moody's
    Investors Service, Inc., Duff & Phelps Inc. or Fitch
    Investors Service, Inc.;

         (d)  since the respective dates as of which
    information is given in the Prospectus there shall not have been any material adverse change in the business, business prospects, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriters makes it impracticable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

         (e) the Underwriters shall have received on and as of the Closing Date a certificate of the Company
    (signed by an executive officer) reasonably satisfactory to the Underwriters to the effect set forth in subsections (a) through (c) of this Section and to the further effect that, except as set forth in such certificate, since the respective dates as of which information is given in the Prospectus, there has not occurred any material adverse change in the business, business prospects, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Prospectus;

         (f)   Wachtell, Lipton, Rosen & Katz, special
    counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing
    Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

              (i)  this Agreement has been duly
         authorized, executed and delivered by the Company;

             (ii)  the Securities are in a form
         contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, subject to the effect of (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (B) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity);

            (iii)  the Indenture has been duly authorized,
         executed and delivered by the Company and constitutes a valid and binding instrument of the Company, subject to the effect of (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (B) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act;

             (iv) the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement set forth on a Schedule previously furnished to the Underwriters (such counsel may assume compliance with the financial covenants contained therein), (b) result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company or (c) violate the federal securities laws or regulations, the Delaware General Corporation Law or any law, statute, order, rule or regulation known to such counsel (without independent investigation) of any court or governmental agency or body of the State of New York having jurisdiction over the Company, any Significant
         Subsidiary or any of their respective properties, except, in the case of clauses (a) and (c), for conflicts, breaches, defaults or violations which would not have a material adverse effect on the financial condition, results of operations, assets or business of the Company and its subsidiaries taken as a whole;

              (v)  no consent, approval, authorization,
         order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust
         Indenture Act and as may be required under the securities or Blue Sky laws of the various states and other jurisdictions which are applicable in connection with the issue, sale and distribution of the Securities;

             (vi) the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus; and

            (vii) (A) each document incorporated by
         reference in the Registration Statement and the Prospectus (except for the financial statements and related schedules and notes or other financial or statistical data included or incorporated by reference therein as to which such counsel need express no opinion) complied as to form, in all material respects, as amended as of the time the Registration Statement became effective, with the Exchange Act; and (B) the Registration Statement and the Prospectus as amended or supplemented
         (except for the financial statements and related schedules and notes or other financial or statistical data included or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act. In rendering such opinions, such counsel may rely (A) upon the opinion furnished to the Underwriters pursuant to Section 6(g); (B) upon oral advice of the staff of the Commission;
         and (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. With respect to the matters to be covered in subparagraph (vii) above counsel may state their opinion is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (excluding any documents incorporated by reference thereto, in which case such opinion is based upon their review of such documents) and discussions with representatives of the Company and its auditors
         (including discussions in which the Underwriters and their counsel participated) but is without independent check or verification except as specified. Such counsel shall state that in the course of such participation, review and discussions no facts have come to such counsel's attention which lead such counsel to believe that (except for the financial statements and related schedules and notes or other financial or statistical data included or incorporated by reference therein as to which such counsel need express no belief and except for that part of the Registration Statement which constitutes the Form
         T-1 of the Trustee under the Trust Indenture Act) the Registration Statement and the prospectus included therein at the time the Registration
         Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may further state that such counsel have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than those statements referred to in subparagraph (vi) above).

              (g)  Kathleen E. McDermott, Chief Legal
    Officer and Assistant Secretary of the Company, shall have furnished to the Underwriters her written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                   (i)  the Company has been duly
              incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                  (ii)  the Company has been duly qualified
              as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                 (iii)  each Significant Subsidiary has
              been duly incorporated and is validly
              existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims;

                  (iv)  other than as set forth or
              contemplated in the Prospectus, such counsel does not know of any legal or governmental proceedings pending to which the Company or any Significant Subsidiary is a party or to which any property of the Company or any Significant Subsidiary is the subject which are required to be described in the Prospectus as amended or supplemented which are not described as required; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration
              Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;
              and

                   (v)  the statements in the Prospectus
              incorporated by reference from Item 3 of Part
              I of the Company's Annual Report on Form 10-K for the year ended January 28, 1995, as modified or amended by any subsequent documents incorporated by reference in the Registration Statement or the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings.

              (h)  on the Closing Date, Ernst & Young LLP
         shall have furnished to the Underwriters a letter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus;
         and

              (i) the Underwriters shall have received on and as of the Closing Date an opinion of Davis
         Polk & Wardwell, counsel to the Underwriters, with respect to the validity of the Indenture and the Securities, the Registration Statement, the
         Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
  Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses incurred in connection with investigating, preparing to defend or defending any suit, action or proceeding or any claim asserted which shall be reimbursed as such legal fees and other expenses are incurred) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or, in the case of the Registration Statement or the Prospectus (as amended or supplemented), necessary to make the statements therein not misleading or, in the case of any preliminary prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in a letter from the Underwriters expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) for any such losses, claims, damages or liabilities (a) resulting solely from the Underwriter having sold Securities to a person to whom there was not sent or given, if required by law, at or prior to the time of written confirmation of such sale, a copy of the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (b) if such losses, claims, damages or liabilities results from an untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus that is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in a letter from the Underwriters expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person"), "in writing, and the Indemnifying Person shall be entitled to participate in and, to the extent that it shall desire, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment to the extent set forth in this Section 7. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending proceeding in respect of which any Indemnified Person is a party and with respect to which such Indemnified Person could reasonably have been entitled to indemnity hereunder from such Indemnifying Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the underwriters and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters, obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

         The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of
  (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriters, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
  (iv) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis (including a crisis in the financial markets) the effect of which, in the case of any of the foregoing clauses (i) through (iv), is so material and adverse as to make it, in the judgment of the Underwriters, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as they Underwriters may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.  If this Agreement shall be terminated
  pursuant to Section 8 or 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in
  Section 5(j) and Section 7. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, and, to the extent provided in Section 7, any controlling persons of any Underwriter and the officers, directors and controlling persons of the Company, and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

         12. Any action by the Underwriters hereunder may be taken by the Underwriters jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Underwriters jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and shall be effective upon receipt. Notices to the Underwriters shall be given to the Underwriters c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telecopy: (212) 648-5151);
  Attention: Maria Sramek. Notices to the Company shall be given to it at 709 East South Temple, Salt Lake City, Utah 84102 (telecopy: (801) 537-7808); Attention: Kathleen E. McDermott.

         13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof. If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.



                           Very truly yours,
                           AMERICAN STORES COMPANY

                          By: /s/ Neal J. Rider
                                Title: Senior Vice President,
                                    Treasurer and Assistant
                                       Secretary
  Accepted: May 11, 1995


  J.P. MORGAN SECURITIES INC.

  Acting severally on behalf of
    themselves and the several
    Underwriters named herein

  By J.P. MORGAN SECURITIES INC.


  By: /s/ Robert D. Post
       Title: Vice President                             SCHEDULE I




                                       Principal Amount of Securities
  Underwriter                             To Be Purchased


  J.P. Morgan Securities Inc.               $ 67,000,000.00
  Lehman Brothers Inc.                        66,500,000.00
  Morgan Stanley & Co. Incorporated           66,500,000.00


                             Total:........ $200,000,000.00